                                                                  Execution Copy

                                 AMENDMENT NO. 1
                                       TO
                              BRADY POWER PARTNERS
                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF GENERAL PARTNERSHIP

      This Amendment No. 1 to Brady Power Partners First Amended and Restated
Agreement of General Partnership (the "Amendment") is dated as of March 20,
1995, by and between ESI BH Limited Partnership, a Delaware limited partnership
("ESI BH") and TPC Brady, Inc., a Delaware corporation ("TPC Brady").

      WHEREAS, pursuant to the Brady Power Partners First Amended and Restated
Agreement of General Partnership (the "Agreement"), dated as of February
20, 1995, between ESI BH and Nevada Geothermal Power Partners, Limited
Partnership ("NGPP"), ESI BH and NGPP amended and restated their agreement with respect to Brady Power Partners ("the "Partnership");

      WHEREAS, TPC Brady has acquired all of NGPP's right, title and interest in and to the Partnership (the "Interest"); and

      WHEREAS, ESI BH and TPC Brady desire to amend the Agreement to continue the Partnership without dissolution following the transfer of the Interest to
TPC Brady.

      NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Continuation. The parties hereto, in accordance with the terms hereof, hereby amend the Agreement such that on the effective date of this Amendment (i)
TPC Brady shall assume all of NGPP's responsibilities, duties and obligations under the Agreement, and all rights, privileges, responsibilities, duties and obligations of NGPP under the Agreement shall be deemed rights, privileges, responsibilities, duties and obligations of TPC Brady as of the effective date of this Amendment, (ii) TPC Brady shall be bound by all the terms, provisions and conditions set forth in the Agreement accruing or arising on or after the effective date of this Amendment, and (iii) all references to NGPP in the
Agreement shall be deemed to be references to TPC Brady.

2.    No Dissolution. The parties agree that the admission of TPC Brady to the
Partnership and the withdrawal of NGPP shall not effect a dissolution of the
Partnership under Nevada law.

3.    Section 12.2. Section 12.2 of the Agreement is hereby amended to read in its entirety as follows:

            "TPC Brady hereby agrees and covenants that during the term of the
      Partnership, TPC Brady shall not be a Utility and during the term of the
      Partnership not more than 5 percent of the equity interest in TPC Brady shall be owned, directly or indirectly, by a Utility (including a wholly or partially owned subsidiary of a Utility), provided that such equity interest shall not cause TPC Brady to be deemed a Utility."

4.    Full Force and Effect. Except as amended hereby the Agreement remains in full force and effect.

5.    Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada.

6.    Counterparts. This Amendment may be executed in two or more counterparts each of which shall be deemed an original, and together shall be considered one instrument with the same effect as if the signatures thereto and hereto were upon the same instrument together and shall constitute one and the same instrument.

7.    Effective Date. Although this Amendment is dated as of the date first above written for convenience, the actual dates of execution hereof by the parties hereto are respectively the dates set forth under the signatures hereto, and the effective date of this Amendment shall be the latest of such dates.

                                   Page 2 of 3

IN WITNESS WHEREOF, the parties hereto have authorized the execution and delivery of this Amendment on the dates set forth below.

                                        ESI BH LIMITED PARTNERSHIP

                                        By: ESI Brady, Inc., its general partner

                                        By: /s/ L.J. Gelber
                                            ------------------------------
                                        Name:  Leslie J. Gelber
                                               ---------------------------
                                        Title: Vice-President
                                        Date:  May 9, 1995

                                        TPC BRADY, INC.

                                        By:    ___________________________

                                        Name:  ___________________________

                                        Title: ___________________________

                                        Date:  __________ ____, 1995

                                   Page 3 of 3

IN WITNESS WHEREOF, the parties hereto have authorized the execution and delivery of this Amendment on the dates set forth below.

                                        ESI BH LIMITED PARTNERSHIP

                                        By: ESI Brady, Inc., its general partner

                                        By:    ___________________________

                                        Name:  ___________________________

                                        Title: ___________________________

                                        Date:  __________ ____, 1995

                                        TPC BRADY, INC.

                                        By:    /s/ Keiichi Matsuzuka
                                        Name:  Keiichi Matsuzuka
                                        Title: Chief Financial Officer
                                        Date:  May 9, 1995

                                   Page 3 of 3

      The undersigned officer of ESI Brady, Inc. ("ESI Brady"), the general partner of ESI BH Limited Partnership ("ESI BH") does hereby certify that attached hereto as Exhibit A is a true, complete and correct copy of the First
Amended and Restated Agreement of General Partnership of Brady Power Partners,
dated as of February 20, 1995, by and between ESI BH and Nevada Geothermal Power
Partners, Limited Partnership.

      IN WITNESS WHEREOF, the undersigned officer of ESI Brady has duly executed this Certificate on the date and in the capacity set forth below.

                                        ESI BH Limited Partnership

                                        By: ESI Brady, Inc., its general partner

                                        By: /s/ L.J. Gelber
                                            -----------------------------------
                                            Name: Leslie J. Gelber
                                            Title:  Vice-President
                                            Date:   May 9, 1995